UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 23, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 23, 2012 (the “Closing Date”), NorthStar Real Estate Income Trust, Inc. (the “Company”), through a subsidiary, directly originated a $40.5 million senior loan (the “Senior Loan”) secured by a 114-key (96 rooms and 18 cottage suites), 88,870 square foot, Class-A full-service hotel in Edgartown, Massachusetts located on a 4.8 acre site in Martha’s Vineyard (the “Property”).

We believe the Property to be of a very high-quality located in one of the most desirable areas of Martha’s Vineyard, featuring uninterrupted views of the Edgartown harbor and lighthouse.  The Property is also across the street from the beach, within blocks of Main Street and is proximate to high quality shopping and restaurants.

The owner of the Property (the “Owner”) has over 20 years of broad commercial real estate experience.  The proceeds of the Senior Loan were used to partially refinance the Property and to fund various reserve accounts.  The Owner engaged an asset manager (“the Manager”) to manage and further enhance the Property.  The Manager is an asset manager of resort properties and currently manages properties in New England, including Nantucket, and Florida.

The Senior Loan bears interest at a fixed rate of 13.25%, of which 12.50% is paid currently and 0.75% will be deferred and added to the outstanding loan balance, provided that if the Owner repays $2.0 million of the Senior Loan during the first 180 days, the interest rate will be reduced to 12.50%.  In addition, the Company earned an upfront fee equal to 1.00% of the Senior Loan and will earn a fee equal to 1.00% of: (i) certain repayments, if any; and (ii) the outstanding principal amount at the time of repayment.

The initial term of the Senior Loan is 24 months, with three one-year extension options available to the Owner, subject to the satisfaction of certain performance tests and the Owner paying a fee equal to 0.25% of the amount being extended for each extension.  The Senior Loan may be repaid in whole or in part at any time, provided certain performance tests are met and the Owner pays the remaining interest due on the amount repaid.  However, under certain circumstances, the Owner may repay up to $7.5 million during the first 180 days without penalty.

The Property’s loan-to-value ratio (“LTV Ratio”) is approximately 80%.  The LTV Ratio is the amount loaned by the Company to the Owner over the current appraised value of the Property as of February 24, 2012.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions.  These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the Owner’s ability to perform under the terms of the

Senior Loan, future property value, the Asset Manager’s ability to effectively maintain, manage and further develop the Property, the Property’s location continuing to remain desirable, compliance with terms of the Senior Loan, changes in interest rates, income-producing ability, growth or retention of revenue per key,  impact of any losses on cash flows and returns, the Asset Manager’s ability to perform its duties as anticipated, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: May 30, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary